Exhibit 99.1

ABIOMED Announces Execution of a Definitive Agreement to Acquire Impella CardioSystems AG

Impella Technology Enables Heart Recovery to Begin in the Cath Lab

DANVERS, Mass. (April 27, 2005) - ABIOMED, Inc. (NASDAQ: ABMD) a manufacturer of products for circulatory care and support, today announced that it has entered into a definitive agreement to acquire Impella CardioSystems AG, a privately held, venture-backed company affiliated with Accelerated Technologies, Inc. (ATI) and located in Aachen, Germany. Impella manufactures and commercializes the world’s smallest, minimally invasive, high performance micro blood pumps with integrated motors and sensors for use in interventional cardiology and heart surgery. These circulatory assist devices are used by cardiologists in the catheterization (cath) lab and are inserted percutaneously into patients, similar to a standard balloon pump procedure, in order to help restore blood flow. Impella has CE marks for each of its devices and currently markets them throughout Europe. Under the terms of the agreement ABIOMED will acquire Impella for approximately 4.04 million shares of ABIOMED common stock and approximately $1.8 million in cash. In addition, ABIOMED may make additional contingent payments to Impella shareholders based on stock price performance, unit sales and FDA approval milestones. The contingent payments range on a scale from zero dollars to approximately $29 million. The transaction is subject to customary closing conditions.

Impella’s Recover® System pumps are designed to provide left ventricle support for patients suffering from reduced cardiac output and can potentially aid in recovering the hearts of patients suffering from an acute myocardial infarction (AMI or heart attack), including those who have gone into cardiogenic shock (CS). Patients typically suffer from CS within a few hours after an AMI. Traditionally, an AMI patient is administered inotropic drugs in combination with the insertion of an intra-aortic balloon pump to improve heart function and aid in blood flow. While an intra-aortic balloon pump can increase blood flow from the heart, it does not unload blood from the left ventricle (the pump of the heart), which is necessary for effective recovery. In addition, strain resulting from multiple high doses of inotropic drugs has been shown to diminish the likelihood of recovering the patient’s natural heart. Through a minimally invasive procedure similar to those commonly practiced by cardiologists, an Impella pump is temporarily inserted percutaneously into the left ventricle to help restore blood flow and increase the likelihood for recovery of the patient’s natural heart.

“Clinical data indicates that early interventional reperfusion and mechanical support is essential to heart recovery following an AMI. However, only 1 percent of AMI patients are referred to surgery for VAD implantation. Impella’s pumps provide cardiologists with a simplified minimally invasive option for left ventricular support in the cath lab enabling earlier initiation of the healing process, thereby lessening the need for subsequently more invasive procedures in many patients,” said Dr. Martin Leon, Chairman, Cardiovascular Research Foundation; Associate Director, Center for Interventional Cardiovascular Research; and Professor of Medicine, New York Presbyterian Hospital/Columbia University Medical Center. “In addition, the Impella systems have the unique potential to become a standard part of any high risk cardiovascular procedure being performed in the cath lab, including advanced complex angioplasty, by providing needed hemodynamic support and helping to reduce procedural complications.”

AMI is estimated to occur in approximately 865,000 patients annually in the United States and in over one million patients throughout the rest of the world. Of these incidents, approximately 7-10 percent, or 159,000 cases, go into cardiogenic shock, which results in death for greater than 50 percent of the patients. The clinical mindset is changing from measuring success in terms of mortality to measuring success in terms of natural heart recovery. Approximately 100,000 people in the United States, and 18,000 in Japan receive intra-aortic balloon pumps as a part of acute cardiac treatment each year. In addition, in the United States alone, there are approximately 1 million procedures conducted annually in the cath lab, of which 5-10 percent are considered to be high risk procedures that could benefit from a circulatory assist device, like the Impella pumps.

“The acquisition of Impella fits perfectly with our strategy of providing cardiac support and circulatory assist to patients throughout all areas of the hospital. We will now be able to provide a continuum of devices that increase the likelihood for recovering a patient’s natural heart, beginning in the cath lab and continuing through the surgical suite,” stated Michael R. Minogue, Chief Executive Officer and President. “We are excited to bring Impella’s engineering expertise to ABIOMED as a core part of our team and strategy. In addition, this transaction will enable us to broaden our commercial presence throughout Europe and will provide ABIOMED with a strong foundation in Germany. Now, as a company, we will protect, recover and replace failing hearts,” added Mr. Minogue.

Dr. Thorsten Siess, Chief Technology Officer of Impella commented, “We are delighted to become an integrated part of ABIOMED’s cardiac circulatory assist product offering. We believe that our base of 50 employees and strong patent estate strengthens ABIOMED’s overall strategy, while ABIOMED provides an impressive commercial platform from which to market the Recover technologies in the U.S. and globally.”

Conference Call and Webcast
ABIOMED will host a conference call to discuss the definitive agreement on Wednesday, April 27, 2005 at 4:30 p.m. EDT. Interested parties may access the call by dialing 800-683-1575 within the United States or 973-935-2106 internationally. The conference call will also be webcast and will be available at www.abiomed.com. An archived version of the call will be available in the same location for two weeks.

About ABIOMED
Based in Danvers, Massachusetts, ABIOMED, Inc. (pronounced “AB’-EE-O-MED”) is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. ABIOMED, which currently sells the BVS® 5000 Biventricular Support System and the AB5000™ Circulatory Support System, is the market leader in devices for the temporary support of patients with failing but potentially recoverable hearts. ABIOMED is also pursuing initial FDA market approval for the AbioCor® Implantable Replacement Heart under a Humanitarian Device Exemption to treat a defined subset of irreversible end-stage heart failure patients.

About Impella CardioSystems AG
Impella CardioSystems AG, based in Aachen, Germany, develops, manufactures and markets minimally invasive cardiovascular support systems for numerous indications in the fields of cardiology and coronary surgery. The company’s technology is protected by more than 20 European and international patents, and currently employees 50 individuals. For the last two years Impella has been affiliated with and assisted by Accelerated Technologies, Inc. (ATI), a medical device accelerator located in Hackensack, NJ. The company’s investors include Oxford Bioscience Partners, Medica Venture Partners, ABN Amro, Giza Venture Capital, as well as company management, employees and directors. For additional information about Impella, please visit www.impella.com.

This Release contains forward-looking statements, including statements regarding the proposed Impella transaction, the development of ABIOMED’s existing and new products, the Company’s progress toward commercial growth, and future opportunities. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including the possibility that the proposed acquisition of Impella does not close, delays in closing the proposed acquisition of Impella, difficulties in integrating the newly acquired business and new personnel into our existing operations, undisclosed or unanticipated expenses or liabilities associated with the proposed acquisition, acquisition costs, uncertainties associated with development, testing and related regulatory approvals, anticipated future earnings or losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

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